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                                                               EXHIBIT 10.48

                                AMENDMENT TO THE
                             WESTPOINT STEVENS INC.
                       1995 KEY EMPLOYEE STOCK BONUS PLAN
                                  (As Amended)


         THIS AMENDMENT to the WestPoint Stevens Inc. 1995 Key Employee Stock Bonus Plan (As Amended) (the "Plan") is made the 29th day of October, 1998 by WestPoint Stevens Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Plan for the benefit of its eligible employees;

         WHEREAS, the Company's Board of Directors has the authority to amend or modify the Plan at any time and in any respect with certain limitations as stated in the Plan; and

         WHEREAS, the Company desires to amend the Plan as provided herein; and

         WHEREAS, the Board of Directors of the Company, acting within its authority has approved the amendment of the Plan as provided herein;

         NOW, THEREFORE, the Plan is hereby amended as follows by amending the first sentence of Section 7 to read as follows:

             Within the first 90 days of each Performance Year (or, in the case of the initial Performance Year, within 90 days of the date the Plan is approved by the Board), the Committee shall establish a vesting schedule that shall apply to the Bonus Awards granted for that Performance Year; provided, however, that not less than 10% of the shares subject to each Bonus Award shall become vested as of January 1 of the year immediately following the Performance Year and in each succeeding year.